                                                                   EXHIBIT 10.32

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NOTICE OF GRANT OF STOCK OPTIONS                INTRABIOTICS PHARMACEUTICALS INC
AND OPTION AGREEMENT                            ID: 94-3200380
                                                1245 Terra Bella Avenue
                                                Mountain View, CA  94043
                                                650-526-6800

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ERNEST MARIO                                    OPTION NUMBER:  00000619
555 BYRON STREET #401                           PLAN:           2002
PALO ALTO, CA USA 94301                         ID:             ###-##-####

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Effective 4/23/2002, you have been granted a(n) Non-Qualified Stock Option to buy 650,000 shares of IntraBiotics Pharmaceuticals Inc (the Company) stock at $4.0200 per share.

The total option price of the shares granted is $2,613,000.00.

Shares in each period will become fully vested on the date shown.

         Shares       Vest Type        Full Vest       Expiration
        --------      ---------        ----------      ----------
        216,666      On Vest Date      04/24/2003      04/23/2012
        216,667      On Vest Date      04/24/2004      04/23/2012
        216,667      On Vest Date      04/24/2005      04/23/2012





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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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     /s/ Henry J. Fuchs, M.D.
----------------------------------------        --------------------------------
IntraBiotics Pharmaceuticals Inc                Date

     /s/ Ernest Mario                           6/5/02
----------------------------------------        --------------------------------
Ernest Mario                                    Date

                       INTRABIOTICS PHARMACEUTICALS, INC.
                             STOCK OPTION AGREEMENT
                           (NONSTATUTORY STOCK OPTION)
                             AMENDED AUGUST 1, 2002

      Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, IntraBiotics Pharmaceuticals, Inc. (the "Company") has granted you a nonstatutory stock option to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.

      The details of your option are as follows:

      1. DEFINITIONS.

      (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) "CAUSE" means that, in the reasonable determination of the Company, you:

            (i) have been indicted or convicted of any felony or any crime involving dishonesty that is likely to inflict or has inflicted demonstrable and material injury on the business of the Company;

            (ii) have participated in any fraud against the Company; or

            (iii) have intentionally damaged any property of the Company thereby causing demonstrable and material injury to the business of the Company;

provided that Cause shall not exist based on conduct described in clause (ii) or clause (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following your receipt of written notice from the Company specifying the particulars of the conduct constituting Cause.

      (c) "CONTINUOUS SERVICE" means that your service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your service. For example, a change in status without interruption from an employee of the Company to a consultant of an Affiliate or a director will not constitute an interruption of Continuous Service. The Board of Directors or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.



                                       1.

      (d) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (e) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors.

      (f) "SECURITIES ACT" means the Securities Act of 1933, as amended.

      2. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

      3. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time. If any change is made in the Common Stock subject to your option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), your option will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to your option. The Board of Directors shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

      4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

            (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the


                                       2.

receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

            (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

      5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      7. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

            (a) One (1) week immediately following termination of your Continuous Service for Cause;

            (b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three- (3-) month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (c) twelve (12) months after the termination of your Continuous Service due to your Disability;


                                       3.

            (d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

            (e) the Expiration Date indicated in your Grant Notice; or

            (f) the day before the tenth (10th) anniversary of the Date of Grant.

      8. EXERCISE.

            (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

      9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      10. STOCKHOLDER RIGHTS. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to your option unless and until you have satisfied all requirements for exercise of your option pursuant to its terms.

      11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      12. WITHHOLDING OBLIGATIONS.

            (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any


                                       4.

other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

      13. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      14. CHANGE IN CONTROL. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity (or the parent of the surviving entity) in such merger, consolidation or similar transaction or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the


                                       5.

Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction, then your option shall become fully vested and immediately exercisable as of the effective date of such transaction.

      15. AMENDMENT OF STOCK OPTION. The Board at any time, and from time to time, may amend the terms of your option; provided, however, that the rights under your option shall not be impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing.

      16. CHOICE OF LAW. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretations of your option, without regard to such state's conflict of laws rules.













                                       6.